UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2024

INVECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-25553	98-0419476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7339 E. Williams Drive

Unit 26496

Scottsdale, AZ 85255

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 793 8058

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IVHI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

On May 6, 2024, the Board of Directors of Invech Holdings, Inc., a Nevada corporation (the “Company”), voted unanimously in favor of the immediate dismissal of the Company’s current independent registered public accounting firm, BF Borgers CPA PC (“BF Borgers”). The Board of Directors’ action was taken in response to the entry of a final order by the Securities and Exchange Commission (the “Commission”) on May 3, 2024, denying BF Borgers the privilege of appearing or practicing before the Commission as an accountant. The Company notified BF Borgers of the dismissal action on May 6, 2024.

Further, there were no disagreements between the Company and BF Borgers during the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022, on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BF Borgers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements.

On May 7, 2024, the Board of Directors approved the engagement of Michael Gillespie as & Associates, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2023 and December 31, 2022, effective immediately.

This filing is in lieu of including a letter from BF Borgers CPA PC stating whether it agrees with the disclosures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVECH HOLDINGS, INC.

May 8, 2024	By:	/s/ Rhonda Keaveney
Rhonda Keaveney, Chief Executive Officer

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